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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-4 filed November 25, 1994) and related Joint Proxy Statement/Prospectus of Gulf Southwest Bancorp, Inc. for the registration of 698,253 shares of its common stock and to our report (a) dated January 26, 1994, with respect to the consolidated financial statements and schedules of Gulf Southwest Bancorp, Inc. and the financial statements and schedules of Gulf Southwest Bancorp, Inc. (parent company only), and (b) dated March 3, 1994, with respect to the consolidated financial statements and schedules of Texas Gulf Coast Bancorp, Inc. and the financial statements and schedules of Texas Gulf Coast Bancorp, Inc. (parent company only) included in such registration statement.

We also consent to the reference to us under the heading "Selected Financial Data" in such Joint Proxy Statement/Prospectus.


                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                                   ---------------------------------------------
                                   HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.


Houston, Texas
February 8, 1995